UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 August 12, 2002



                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
             (Exact name of registrant as specified in its charter)







            Delaware                      333-42578             06-1285387
 ------------------------------   -------------------------  ----------------
 (State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                              Identification No.)



      1 Corporate Drive, Suite 600
              Shelton, CT                                 06484
------------------------------------------    --------------------------------
 (Address of principal executive offices)              (Zip Code)


                                  202-925-7200
             -------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 9.   Regulation FD Disclosure

Pursuant to Regulation FD under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Iroquois Gas Transmission System, L.P. (the "Company") hereby makes public disclosure of the following information by furnishing such information through this current report on Form 8-K.

The Company's FERC-approved tariff provides that, subject to certain exceptions, the Company has the right to require that firm transportation shippers have an investment grade rating or obtain a written shipper guarantee from a third party with an investment grade rating. As of August 8, 2002, approximately 73.3% of the Company's existing pipeline system's capacity was under firm reserved transportation service contracts with shippers that themselves had investment grade ratings from at least one rating agency or that were guaranteed by parents that had investment grade ratings from at least one rating agency. As of August 8, 2002, the Company's rated shippers and parent guarantors had weighted average credit ratings of "A3" or higher by Moody's or "A-" or higher by S&P. Some of the Company's shippers are not rated by credit rating agencies. Non-rated and non-investment grade rated shippers accounted for approximately 26.7% of the Company's existing pipeline system's volume as of August 8, 2002. To the extent that the Company has determined under internal credit standards that these shippers or their guarantors are sufficiently creditworthy, the Company has not required them to post credit support in connection with their transportation contracts. In the event that a shipper does not satisfy the Company's internal control standards, the Company requires appropriate credit support.


                                      * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          IROQUOIS GAS TRANSMISSION SYSTEMS, L.P., as Registrant
                             By:  Iroquois Pipeline Operating Company, its Agent


Dated:  August 12, 2002                By:     /s/  Paul Bailey
                                               ------------------------------
                                       Name:   Paul Bailey
                                       Title:  Vice President and Chief
                                               Financial Officer



                                       3